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                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

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
Name of Subsidiary                                                                            State of Incorporation
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
Acumed Pharmaceuticals, Inc.  ..........................................................             Delaware
Ara Pharmaceuticals, Inc.  .............................................................             Delaware
Boston Life Sciences International, Inc.  ..............................................             Delaware
Coda Pharmaceuticals, Inc.   ...........................................................             Delaware
Neurobiologics, Inc.   .................................................................             Delaware
ProCell Pharmaceuticals, Inc.  .........................................................             Delaware
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